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                       THIRD AMENDMENT TO CREDIT AGREEMENT

     This Third Amendment to Credit Agreement (this "THIRD AMENDMENT") is entered into as of this 19th day of June, 2002, by and among each investment management company identified on the signature pages hereof, on behalf of itself or its respective investment portfolios identified thereon, severally and not jointly (collectively, the "BORROWERS", and each individually a "BORROWER"); each Bank identified on the signature pages hereof (collectively, and together with State Street Bank and Trust Company, in its capacity as Swing Line Lender, the "BANKS", and each individually a "BANK"); Deutsche Bank AG, New York Branch, not individually but in its separate capacities as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT") and syndication agent for the Banks (in such capacity, the "SYNDICATION AGENT"); and State Street Bank and Trust Company, not individually but in its separate capacity as operations agent for the Banks (in such capacity, the "OPERATIONS AGENT", and, together with the Administrative Agent, the Syndication Agent and the Documentation Agent, the "AGENTS"). Unless otherwise indicated or unless the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in that certain Credit Agreement, dated as of June 23, 1999, as amended by a First Amendment thereto dated as of June 21, 2000, and as further amended by a Second Amendment thereto dated as of June 20, 2001 (as so amended, the "CREDIT AGREEMENT"), by and among certain of the Borrowers (including those Borrowers added by a Designation of New Borrowers dated January 25, 2002, the "ORIGINAL BORROWERS"), the Banks, BNP Paribas, Deutsche Bank AG, New York Branch, in its separate capacities as administrative agent and documentation agent, BNP Paribas, in its separate capacity as syndication agent, and State Street Bank and Trust Company, in its separate capacity as operations agent.

                                    RECITALS

     WHEREAS, the Original Borrowers, the Banks, BNP Paribas, Deutsche Bank AG, New York Branch, in its separate capacities as administrative agent and documentation agent, BNP Paribas in its separate capacity as syndication agent, and State Street Bank and Trust Company in its separate capacity as operations agent previously executed the Credit Agreement;

     WHEREAS, certain of the Original Borrowers terminated their participation in the Credit Agreement and are no longer borrowers thereunder;

     WHEREAS, the remaining Original Borrowers (collectively, the "EXISTING BORROWERS", and each individually an "EXISTING BORROWER"), the Banks and the Agents wish to amend the Credit Agreement to eliminate BNP Paribas as a party thereto and to decrease the Maximum Committed Credit Amount by Fifty Million Dollars ($50,000,000) to One Hundred Fifty Million Dollars ($150,000,000);

     WHERAS, the Banks wish to amend the Credit Agreement to substitute Deutsche Bank AG, New York Branch as syndication agent for the Banks in lieu of BNP Paribas;

     WHEREAS, the Existing Borrowers desire to renew the credit facilities made available to them under the Credit Agreement for an additional term of 364 days;

     WHEREAS, the Banks and the Agents are willing to renew the credit facilities made available thereby upon the terms and subject to the conditions set forth herein;

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     WHEREAS, the Existing Borrowers, the Banks and the Agents desire to further amend the Credit Agreement to add Capital Appreciation Portfolio, Select Equity Portfolio, Small Cap Value Portfolio and Investment Grade Fixed Income Portfolio, each being a Portfolio of Credit Suisse Institutional Fund, Inc., a Maryland corporation, Global Technology Portfolio, being a Portfolio of Credit Suisse Trust, a Massachusetts business trust, and Credit Suisse Short Duration Bond Fund, a Delaware business trust (collectively, the "ADDITIONAL BORROWERS" and each individually, an "ADDITIONAL BORROWER"), as parties thereto;

     WHEREAS, the parties hereto desire to make certain other changes to the Credit Agreement;

     NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration each to the other given, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

     (a) Section 1.01 of the Credit Agreement is hereby amended by: (i) deleting the definitions of "MAXIMUM COMMITTED CREDIT AMOUNT", "MAXIMUM CREDIT AMOUNT" and "SWING LINE AMOUNT" in their entirety; and (ii) substituting in lieu thereof the following:

          ""MAXIMUM COMMITTED CREDIT AMOUNT" shall mean the maximum amount of the Banks' commitments to make Committed Credit Loans to the Borrowers hereunder, which in the first instance shall be $150,000,000, as the same may be reduced from time to time pursuant to Section 2.02 hereof.

          ""MAXIMUM CREDIT AMOUNT" shall mean the maximum amount of credit available to the Borrowers hereunder, which in the first instance shall be $150,000,000, as the same may be reduced from time to time pursuant to
     Section 2.02 hereof.

          ""Swing Line Amount" shall mean the maximum amount of Swing Line Loans made or to be made by the Swing line Lender to the Borrowers hereunder, which shall be $50,000,000."

     (b) Section 8.01 of the Credit Agreement is hereby amended by: (i) adding the following new subsection (e) immediately after subsection (d) of said Section 8.01; and (ii) re-designating the remaining subsection accordingly:

          "(e) On or before the tenth day of each calendar month a status report showing any change in the name of any Borrower and the elimination of any Borrower as a party to this Agreement, whether by way of the Borrower's closing or otherwise; and"

     (c) Section 9.01(a) of the Credit Agreement is amended by: (i) deleting said Section 9.01(a) in its entirety; and (ii) substituting in lieu thereof the following:

          "(a) The Borrower will not borrow amounts in excess of the lowest of
     (i) the percentage of the Borrower's Net Assets or Total Assets, as the case may be, constituting the

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     borrowing limit, as set forth in the Borrower's Prospectus, as the same may be amended and in effect from time to time, or as may be set forth in a vote adopted by the Shareholders of the Borrower, (ii) the amount permitted to be borrowed by the Borrower under the Investment Company Act, and (iii) the percentage of the Borrower's Net Assets or Total Assets, as the case may be, specified as the borrowing limit for the Borrower in any agreement binding upon the Borrower or its assets with any foreign, federal, state or local securities division to which the Borrower is subject."

     (c) SCHEDULE 1 to the Credit Agreement is hereby amended to, among other things, include the Additional Borrowers as Borrowers under the Credit Agreement by: (i) deleting said SCHEDULE 1 in its entirety; and (ii) substituting in lieu thereof SCHEDULE 1 annexed hereto.

     (d) SCHEDULE 2 to the Credit Agreement is hereby amended by: (i) deleting said SCHEDULE 2 in its entirety; and (ii) substituting in lieu thereof Schedule 2 annexed hereto.

     (e) EXHIBITS A through H annexed to the Credit Agreement are hereby amended to, among other things, make certain changes therein consistent with the Credit Agreement, as amended by this Third Amendment, by: (i) deleting said EXHIBITS A through H in their entirety; and (ii) substituting in lieu thereof EXHIBITS A through H annexed hereto.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks and the Agents to enter into this Third Amendment, each Borrower, severally and not jointly, makes the following representations and warranties, all of which shall survive the execution and delivery of this Third Amendment:

     (a) The Borrower has adequate power and authority to execute and deliver this Third Amendment and the other agreements, documents and instruments executed in connection herewith or contemplated hereby, and to perform its obligations hereunder and under the Credit Agreement as amended hereby.

     (b) The execution, delivery and performance of this Third Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or contemplated hereby have been duly authorized by all necessary action on the part of the Borrower, will not result in a violation of or be in conflict with or constitute a default under any term of the Prospectus of the Borrower, or of its charter, articles of association, declaration of trust or by-laws, or of any investment, borrowing or other similar type of policy or restriction to which the Borrower is subject, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Borrower, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Borrower pursuant to any such term.

     (c) This Third Amendment effectively amends the Credit Agreement in accordance with the terms hereof. The obligations of the Borrower hereunder and under the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     (d) All of the representations and warranties made by the Borrower in the Credit Agreement, including those in Article VII thereof, are true and correct on the date hereof as if made

                                       3
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on and as of the date hereof and are so repeated herein, except that representations and warranties of financial statements or conditions as of an earlier date relate solely to such earlier date.

     (e) Upon the execution and delivery of this Third Amendment and the other agreements, documents and instruments executed in connection herewith or contemplated hereby, and the satisfaction of each of the conditions precedent set forth in Section 3 of this Third Amendment, no Default shall exist and be continuing.

     SECTION 3. CONDITIONS PRECEDENT. The agreements contained herein and the amendments contemplated hereby shall become effective on the date when all of the parties hereto shall have executed a copy hereof and shall have delivered the same to the Banks and the Operations Agent, and when each of the following conditions shall have been fulfilled:

     (a) The Operations Agent shall have received from each Borrower, with sufficient copies for each Bank, copies of all resolutions of such Borrower's Board of Trustees or Board of Directors, as applicable, authorizing (i) its execution and delivery of this Third Amendment, and (ii) its performance of all of its agreements and obligations hereunder and under the Credit Agreement as amended hereby, certified by the Secretary or Assistant Secretary of the Borrower;

     (b) The Operations Agent shall have received (i) from each Existing Borrower certified copies of each amendment to its charter, articles of association, declaration of trust and bylaws, as applicable, effected from and after June 20, 2001, and (ii) from each Additional Borrower certified copies of its charter, articles of association, declaration of trust and bylaws, as applicable, including all amendments thereto, in each case with sufficient copies for each Bank;

     (c) The Operations Agent shall have received from each Borrower (with sufficient copies for each Bank) an incumbency certificate, dated the date hereof, signed by a duly authorized officer of such Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized to (i) sign, in the name and on behalf of such Borrower, each of this Third Amendment and the other Loan Documents to which it is a party, and
(ii) give notices and to take other action on behalf of such Borrower in connection with the transactions contemplated by this Third Amendment and the Credit Agreement, as amended hereby;

     (d) The Operations Agent shall have received for itself and each of the other Banks a duly completed and executed Federal Reserve Form F.R. U-1 from each Additional Borrower;

    (e) The Banks and the Operations Agent shall have received from counsel to the Borrowers an opinion(s) addressed to the Banks and the Operations Agent, dated the date hereof, which opinion(s) shall be in form and substance satisfactory to the Banks and the Operations Agent.

     (f) The Operations Agent and the Banks shall be satisfied that there has been no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of any Borrower since the date of the latest financial statements delivered to the Operations Agent and the Banks pursuant to Section 7.02 or 8.01 of the Credit Agreement;

     (g) Without, in any way, limiting the scope of paragraph (f) above, the Operations Agent and the Banks shall be satisfied that there has been no material adverse change in any law, rule, regulation, decree or order of any governmental authority binding upon any Borrower or otherwise applicable to the Operations Agent, the Banks or any Borrower;

     (h) The Operations Agent shall have received from the Existing Borrowers, on behalf of and in trust for each Bank and BNP Paribas, all accrued and unpaid Commitment Fees and all principal and accrued and unpaid interest owing to each Bank under the Credit Agreement calculated as of the date of this Third Amendment;

     (i) Each Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it on or prior to the date hereof, and the consummation of the transactions on the date hereof shall not result in a Default;

     (j) The Operations Agent shall have received the Operations Agent's Fee from the Borrowers as provided in Section 5.02 of the Credit Agreement;

     (k) The Administrative Agent shall have received the Arranging Fee from the Borrowers as provided in Section 5.03 of the Credit Agreement;

     (l) The Banks and the Operations Agent shall have received all other information and documents which any of them may reasonably have requested in connection with the transactions contemplated hereunder and under the Credit Agreement as amended hereby, such information and documents, where appropriate, to be certified by the proper officers of each Borrower or by governmental authorities.

     SECTION 4. RATIFICATION OF EXISTING AGREEMENTS, ETC. All obligations of each Borrower to the Banks and the Agents under or in respect of the Credit Agreement and the other Loan Documents, except as otherwise expressly modified or contemplated to be modified in this Third Amendment, are hereby ratified and confirmed in all respects, and as so ratified and confirmed constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms. By executing this Third Amendment, each Borrower, the Banks and the Agents agree to waive the notice requirement of Section 14.01 of the Credit Agreement, and agree to the renewal of the Commitments as amended hereby for a new 364-day period ending June 18, 2003, which shall be an "Expiration Date" as defined in
Section 14.01 of the Credit Agreement, as amended hereby. Furthermore, by its execution of this Third Amendment each Additional Borrower agrees to be bound by the terms and conditions of the Credit Agreement, as amended hereby, in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

     SECTION 5. MISCELLANEOUS.

     (a) This Third Amendment may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement.

     (b) This Third Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

                                       5
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     (c) The headings of the several sections of this Third Amendment are inserted for convenience only and shall not in any way effect the meaning or construction of any provision of this Third Amendment.

     (d) This Third Amendment and each of the other agreements, documents and instruments executed and delivered in connection herewith or contemplated hereby constitute Loan Documents under and as defined in the Credit Agreement.

     SECTION 6. LIMITATION OF LIABILITY. Notice is hereby given that this Third Amendment has been executed by an officer of each Borrower, in that capacity and not individually. The Banks acknowledge that the obligations of or arising out of this Third Amendment and the Credit Agreement, as amended hereby, are not binding upon any of the Borrowers' trustees, directors, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Borrowers. Notwithstanding any other provision of this Third Amendment, the Credit Agreement, as amended hereby, or any other Loan Document to the contrary, to the extent that this Third Amendment is executed by an Investment Company on behalf of one or more Portfolios of such Investment Company, as a Borrower(s) hereunder, the Banks further acknowledge that the obligations of or arising out of this Third Amendment and the Credit Agreement, as amended hereby, are binding upon the assets and property of the Portfolio on whose behalf an Investment Company has executed this instrument and that, with respect to each such Portfolio, such obligations are several but not joint. Without limiting the foregoing, the obligations of the Borrowers are several, not joint. This Third Amendment shall be deemed to constitute a separate agreement between each Borrower and the other parties hereto (other than the other Borrowers) as if such Borrower had executed a separate agreement naming only itself and the other parties hereto (other than the other Borrowers) as parties. No Borrower shall be liable for the obligations (whether for principal, interest, fees, expenses or otherwise) of any other Borrower hereunder. In the case of each Borrower that is an Investment Company organized as a Massachusetts business trust or Portfolio of such an Investment Company, the declarations of trust for each such trust refer to the trustees collectively as trustees and not as individuals personally, and the declarations of trust provide that no shareholder, trustee, officer, employee or agent of the trust shall be subject to claims against or obligations of the trust to any extent whatsoever, but that the trust estate only shall be liable.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





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     IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment as a sealed instrument as of the day and year first above written.

CREDIT SUISSE INSTITUTIONAL                   CREDIT SUISSE TRUST, A
FUND, INC., A MARYLAND CORPORATION,           MASSACHUSETTS BUSINESS TRUST, on
on behalf of International Focus Portfolio,   behalf of International Focus
Investment Grade Fixed Income Portfolio,      Portfolio, Small Cap Growth
Small Cap Growth Portfolio, Large Cap         Portfolio, Emerging Markets
Value Portfolio, Capital Appreciation         Portfolio, Global Post-Venture
Portfolio, Select Equity Portfolio, and       Capital Portfolio, Large Cap Value
Small Cap Value Portfolio                     Portfolio, Emerging Growth
                                              Portfolio, High Yield Portfolio,
                                              Blue Chip Portfolio, Small Cap
                                              Value Portfolio, Strategic Small
                                              Cap Portfolio, and Global
                                              Technology Portfolio

CREDIT SUISSE CAPITAL FUNDS,                  CREDIT SUISSE OPPORTUNITY
A MASSACHUSETTS BUSINESS TRUST,               FUNDS, A DELAWARE BUSINESS TRUST,
on behalf of Credit Suisse Tax                on behalf of Credit Suisse High
Efficient Fund, Credit Suisse                 Income Fund and Credit Suisse
Small Cap Value Fund, and Credit              International Fund
Suisse Large Cap Value Fund

CREDIT SUISSE CAPITAL                         CREDIT SUISSE EMERGING GROWTH
APPRECIATION FUND, A                          FUND, INC., A MARYLAND
MASSACHUSETTS BUSINESS TRUST                  CORPORATION


CREDIT SUISSE GLOBAL FIXED                    CREDIT SUISSE EMERGING
INCOME FUND INC., A MARYLAND                  MARKETS FUND, INC., A
CORPORATION                                   MARYLAND CORPORATION


CREDIT SUISSE INTERNATIONAL                   CREDIT SUISSE SMALL CAP
FOCUS FUND, INC., A MARYLAND                  GROWTH FUND, INC., A MARYLAND
CORPORATION                                   CORPORATION


CREDIT SUISSE GLOBAL POST-                    CREDIT SUISSE GLOBAL
VENTURE CAPITAL FUND, INC.,                   HEALTH SCIENCES FUND, INC.,
A MARYLAND CORPORATION                        A MARYLAND CORPORATION


CREDIT SUISSE FIXED INCOME                    CREDIT SUISSE JAPAN GROWTH
FUND, A MASSACHUSETTS BUSINESS TRUST          FUND, INC., A MARYLAND CORPORATION


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CREDIT SUISSE INVESTMENT                      CREDIT SUISSE STRATEGIC
GRADE BOND FUND, INC., A                      VALUE FUND, INC., A MARYLAND
MARYLAND CORPORATION                          CORPORATION


CREDIT SUISSE NEW YORK                        CREDIT SUISSE GLOBAL
MUNICIPAL FUND, A MASSACHUSETTS               TECHNOLOGY FUND, INC., A
BUSINESS TRUST                                MARYLAND CORPORATION


CREDIT SUISSE INSTITUTIONAL                   CREDIT SUISSE INSTITUTIONAL
INTERNATIONAL FUND, INC., A                   HIGH YIELD FUND, INC., A
MARYLAND CORPORATION                          MARYLAND CORPORATION


CREDIT SUISSE MUNICIPAL                       CREDIT SUISSE EUROPEAN
BOND FUND, INC., A MARYLAND                   EQUITY FUND, INC., A MARYLAND
CORPORATION                                   CORPORATION


CREDIT SUISSE INSTITUTIONAL                   CREDIT SUISSE SELECT EQUITY
FIXED INCOME FUND, INC., A                    FUND, INC., A MARYLAND CORPORATION
MARYLAND CORPORATION


CREDIT SUISSE INSTITUTIONAL                   CREDIT SUISSE GLOBAL
U.S. CORE EQUITY FUND, INC.,                  FINANCIAL SERVICES FUND,
A MARYLAND CORPORATION                        INC., A MARYLAND CORPORATION


CREDIT SUISSE GLOBAL NEW                      CREDIT SUISSE SHORT
TECHNOLOGIES FUND, INC., A                    DURATION BOND FUND, A
MARYLAND CORPORATION                          DELAWARE BUSINESS TRUST


                       By: /s/ Hal Liebes
                          -------------------------------------
                          Hal Liebes, Vice President of each of
                          the aforenamed Investment Companies



                                       8
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THE BRAZILIAN EQUITY FUND,                    THE CHILE FUND, INC., A
INC., A MARYLAND CORPORATION                  MARYLAND CORPORATION

By: /s/ Hal Liebes                            By: /s/ Hal Liebes
    ---------------------                         ---------------------
     Hal Liebes                                   Hal Liebes
     Senior Vice President                        Senior Vice President


THE EMERGING MARKETS                          THE LATIN AMERICA EQUITY
TELECOMMUNICATIONS FUND,                      FUND, INC., A MARYLAND CORPORATION
INC., A MARYLAND CORPORATION

By: /s/ Hal Liebes                            By: /s/ Hal Liebes
    ---------------------                         ---------------------
       Hal Liebes                                 Hal Liebes
      Senior Vice President                       Senior Vice President


THE FIRST ISRAEL FUND, INC.,                  THE INDONESIA FUND, INC.,
A MARYLAND CORPORATION                        A MARYLAND CORPORATION

By: /s/ Hal Liebes                            By: /s/ Hal Liebes
    ---------------------                         ---------------------
    Hal Liebes                                    Hal Liebes
    Senior Vice President                         Senior Vice President


                          CREDIT SUISSE ASSET
                          MANAGEMENT INCOME FUND,
                          INC., A MARYLAND CORPORATION

                          By: /s/ Hal Liebes
                              ---------------------
                              Hal Liebes
                              Senior Vice President




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DEUTSCHE BANK AG, NEW YORK                    DANSKE BANK A/S
BRANCH, in its individual
capacity and in its separate
capacities as Administrative
Agent and Syndication Agent

By: /s/ Kathleen Bowers                       By: /s/ George Neofitidis
    -------------------                               -------------------
Name: Kathleen Bowers                         Name: George Neofitidis
Title: Director                               Title: Vice President

By: /s/ Nicolas Rueda                         By: /s/ John A. O'Neill
    -------------------                               -------------------
Name: Nicolas Rueda                           Name: John A. O'Neill
Title: Associate                              Title: Assistant General Manager



STATE STREET BANK AND TRUST
COMPANY, in its individual
capacity and in its separate
capacity as Operations Agent

By: /s/ Steven G. Caron
    -------------------
Name: Steven G. Caron
Title: Vice President


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